Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-286197) pertaining to the 2021 Share Option Plan of Evogene Ltd.,

(2)	Registration Statement (Form S-8 No. 333-259215) pertaining to the 2021 Share Option Plan of Evogene Ltd.,

(3)	Registration Statement (Form S-8 No. 333-203856) pertaining to the 2013 Share Option Plan of Evogene Ltd.,

(4)	Registration Statement (Form S-8 No. 333-201443) pertaining to the 2013 Share Option Plan of Evogene Ltd.,

(5)	Registration Statement (Form S-8 No. 333-193788) pertaining to the 2013 Share Option Plan of Evogene Ltd.,

(6)	Registration Statement (Form F-3 No. 333-277565) and related Prospectus of Evogene Ltd., and

(7)	Post-Effective Amendment No. 2 to the Registration Statement (Form F-1 No. 333-282218) and related Prospectus of Evogene Ltd.;

of our report dated March 26, 2026, with respect to the consolidated financial statements of Evogene Ltd. included in this Annual Report (Form 20-F) of Evogene Ltd. for the year ended December 31, 2025.

/s/ Kost Forer Gabbay & Kasierer
A Member of EY Global

Tel Aviv, Israel
March 26, 2026